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RC2 Corporation
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RC2 Corporation
1111 West 22nd Street, Suite 320
Oak Brook, Illinois 60523

May 1, 2008

Dear Stockholder:

As you may be aware, the Annual Meeting of Stockholders (the "Annual Meeting") of RC2 Corporation (the "Company") is scheduled for May 8, 2008 at 11:00 a.m. (Central Time), and among the matters to be considered at the Annual Meeting are the election of ten directors to serve until the 2009 Annual Meeting of Stockholders and a proposed amendment to the RC2 Corporation 2005 Stock Incentive Plan (the "2005 Stock Incentive Plan").  The Company has reviewed the RiskMetrics Group's (formerly ISS) report and is aware of the areas of concern of RiskMetrics regarding the service of a director on a key board committee and the approval of the proposed amendment to the 2005 Stock Incentive Plan.

RiskMetrics has raised an issue with the service of Robert E. Dods on the Company's Nominating and Corporate Governance Committee.  RiskMetrics prefers that all members of key board committees, such as the Nominating and Corporate Governance Committee, include only independent outsiders rather than affiliated outsiders.  RiskMetrics classifies Mr. Dods as an affiliated outsider because he is a former Chief Executive Officer of the Company.  Accordingly, effective today, Mr. Dods has agreed to resign from the Nominating and Corporate Governance Committee.

With respect to the proposed amendment to the 2005 Stock Incentive Plan, RiskMetrics is concerned that the application of its shareholder value transfer test results in an amount in excess of the cap that RiskMetrics applies to the Company.  To address this concern, the members of the Company's Compensation Committee have agreed to propose and recommend to the Company's Board of Directors an additional amendment to the 2005 Stock Incentive Plan that would limit the number of authorized shares under the 2005 Stock Incentive Plan that could be issued in the form of restricted stock grants rather than stock option grants.  This additional amendment to the 2005 Stock Incentive Plan would change Section 5.1 of the Stock Incentive Plan to read as follows:

5.1       Number.  The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 2,200,000, of which no more than 125,642 shares of Stock may be issued in the form of Restricted Stock under Article IX.  The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3.  The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance pursuant to Awards granted hereunder.

The members of the Compensation Committee will recommend that the Board adopt this amendment to the 2005 Stock Incentive Plan at its next scheduled meeting on May 8, 2008, which immediately follows the Annual Meeting.